UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 4, 2020
Encompass Health Corporation
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(IRS Employer Identification No.)

9001 Liberty Parkway, Birmingham, Alabama 35242
(Address of Principal Executive Offices, Including Zip Code)
(205) 967-7116
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHC	New York Stock Exchange

ITEM 7.01. Regulation FD Disclosure.
Encompass Health Corporation (the “Company” or “Encompass Health”) will hold an investor meeting in New York City on March 4, 2020. Representatives of the Company will make presentations beginning at 8:30 a.m. ET at the Pierre Hotel using the slides attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Investor Day Slides”). The Investor Day Slides will address, among other things, the Company’s longer term business outlook including new growth targets for the next five years. The investor day presentations will be webcast live and the Investor Day Slides will be available at http://investor.encompasshealth.com by clicking on an available link.
The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on hospitals and home health and hospice locations open throughout both the full current and prior periods presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.
The information contained herein is being furnished pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.
Note Regarding Presentation of Non-GAAP Financial Measures
The financial data contained in the Investor Day Slides includes non-GAAP financial measures, including the Company’s leverage ratio, Adjusted EBITDA, and adjusted free cash flow.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. These items cannot be reasonably predicted, will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with generally accepted accounting principles in the United States (“GAAP”).
However, the following reasonably estimable GAAP measures for 2020 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $170 million to $180 million

•	Amortization of debt-related items - approximately $6 million

The leverage ratio referenced therein is defined as the ratio of consolidated total debt to Adjusted EBITDA for the trailing four quarters. The Company believes its leverage ratio and Adjusted EBITDA are measures of its ability to service its debt and its ability to make capital expenditures. Additionally, the leverage ratio is a standard measurement used by investors to gauge the creditworthiness of an institution. The Company’s credit agreement also includes a maximum leverage ratio financial covenant which allows the Company to deduct up to $300 million of cash on hand from consolidated total debt. Below is a reconciliation of Adjusted EBITDA to net cash provided by operating activities for 2019 as that number is a component of the leverage ratio appearing in the Investor Day Slides.

For the Year Ended December 31, 2019
(In Millions)
Net cash provided by operating activities	$635.3
Interest expense and amortization of debt discounts and fees	159.7
Equity in net income of nonconsolidated affiliates	6.7
Net income attributable to noncontrolling interests in continuing operations	(87.1)
Amortization of debt-related items	(4.5)
Distributions from nonconsolidated affiliates	(6.6)
Current portion of income tax expense	75.9
Change in assets and liabilities	180.1
Cash used in operating activities of discontinued operations	4.4
Transaction costs	2.1
SARS mark-to-market impact on noncontrolling interests	(5.0)
Payroll taxes on SARs exercise	1.0
Change in fair market value of equity securities	(0.8)
Other	3.7
Adjusted EBITDA	$964.9
The Company uses Adjusted EBITDA on a consolidated basis as a liquidity measure. The Company believes this financial measure on a consolidated basis is important in analyzing its liquidity because it is the key component of certain material covenants contained within the Company’s credit agreement, which is discussed in more detail in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Liquidity and Capital Resources,” and Note 10, Long-term Debt, to the consolidated financial statements included in its Annual Report on Form 10‑K for the year ended December 31, 2019 (the “2019 Form 10‑K”). These covenants are material terms of the credit agreement. Noncompliance with these financial covenants under the credit agreement—its interest coverage ratio and its leverage ratio—could result in the Company’s lenders requiring the Company to immediately repay all amounts borrowed. If the Company anticipated a potential covenant violation, it would seek relief from its lenders, which would have some cost to the Company, and such relief might be on terms less favorable to those in the Company’s existing credit agreement. In addition, if the Company cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying common stock dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the Company’s assessment of its liquidity.
In general terms, the credit agreement definition of Adjusted EBITDA, therein referred to as “Adjusted Consolidated EBITDA,” allows the Company to add back to consolidated net income interest expense, income taxes, and depreciation and amortization and then add back to consolidated net income (1) all unusual or nonrecurring items reducing consolidated net income (of which only up to $10 million in a year may be cash expenditures), (2) any losses from discontinued operations, (3) non-ordinary course fees, costs and expenses incurred with respect to any litigation or settlement, (4) share-based compensation expense, (5) costs and expenses associated with changes in the fair value of marketable securities, (6) costs and expenses associated with the issuance or prepayment debt and acquisitions, and (7) any restructuring charges not in excess of 20% of Adjusted Consolidated EBITDA. The Company also subtracts from consolidated net income all unusual or nonrecurring items to the extent they increase consolidated net income.
The calculation of Adjusted EBITDA under the credit agreement does not require us to deduct net income attributable to noncontrolling interests or gains on fair value adjustments of hedging and equity instruments, disposal of assets, and development activities. It also does not allow us to add back losses on fair value adjustments of hedging instruments or unusual or nonrecurring cash expenditures in excess of $10 million. These items and amounts, in addition to the items falling within the credit agreement’s “unusual or nonrecurring” classification, may occur in future periods, but can vary significantly from period to period and may not directly relate to, or be indicative of, the Company’s ongoing liquidity or operating performance. Accordingly, the Adjusted EBITDA calculation presented here includes adjustments for them.
Adjusted EBITDA is not a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in Note 1, Summary of Significant Accounting Policies, to the consolidated financial statements accompanying the 2019 Form 10-K.
The Investor Day Slides also include a reference to the EBITDA for one of the Company’s inpatient rehabilitation hospitals. Below is a reconciliation to the net income for that hospital. The Company adopted the Accounting Standard Update 2014-09, “Revenue from Contracts with Customers” retrospectively in 2018.

	2013	2014	2015	2016	2017	2018
	(In Millions)
Net (loss) income	$(2.0)	$2.6	$5.1	$6.2	$7.6	$9.1
Net income (loss) attributable to noncontrolling interests	1.0	(1.3)	(2.5)	(3.0)	(3.7)	(4.5)
Interest expense	0.3	0.4	0.3	0.3	0.2	0.1
Depreciation and amortization	0.7	1.2	1.3	1.3	1.3	1.4
Management fees paid to Encompass Health	0.5	0.8	1.0	1.2	1.3	1.5
EBITDA	$0.5	$3.7	$5.2	$6.0	$6.7	$7.6
The Company also uses adjusted free cash flow as an analytical indicator to assess its performance. Management believes the presentation of adjusted free cash flow provides investors an efficient means by which they can evaluate the Company’s capacity to reduce debt, pursue development activities, and return capital to its common stockholders. The calculation of certain historical adjusted free cash flow and a reconciliation of net cash provided by operating activities to adjusted free cash flow are included in the most recent Investor Reference Book available at http://investor.encompasshealth.com. This measure is not a defined measure of financial performance under GAAP and should not be considered as an alternative to net cash provided by operating activities. The Company’s definition of adjusted free cash flow is limited and does not represent residual cash flows available for discretionary spending. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. See the consolidated statements of cash flows included in the 2019 Form 10-K for the GAAP measures of cash flows from operating, investing, and financing activities.
Forward-Looking Statements
Statements contained in this document and the Investor Day Slides attached hereto as Exhibit 99.1, which are not historical facts, are forward-looking statements. In addition, the Company, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, the Company’s guidance and assumptions, its balance sheet and cash flow plans, its capital expenditures, its market share growth, its cyber security, its development of new information tools and models, the positioning of the Company’s services for the system of healthcare delivery in the future; the Company’s plan to repurchase its debt or equity securities, its projected financial and operating results or model, its effective income tax rates, its dividend strategies, its ability to return value to shareholders, its projected leverage ratio, its acquisition and other development activities, and legislative and regulatory developments and their expected impacts on the Company, including any related to assumed behavioral changes by providers. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors.
While it is impossible to identify all such factors, factors that could cause actual events or results to differ, such as decreases in revenues or increases in costs or charges, materially from those estimated by the Company include, but are not limited to, the Company’s ability to comply with extensive, complex, and ever-changing federal, state and local regulations and sub-regulatory guidance in both business in general, such as privacy and wage and hour regulations, and the healthcare industry specifically; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; restrictive interpretations of the regulations governing the claims that are reimbursable by Medicare; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving the Company, including any matters related to yet undiscovered issues, if any, in acquired operations; the Company’s ability to attract and retain key management personnel; any adverse effects on operating performance or the Company’s stock price resulting from the integration of acquisitions; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of the Company’s or its vendors’ or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of systems of any acquired companies; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; the Company’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for the Company’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the Patient-Driven Groupings Model for home health, the new patient assessment measures, which we refer to as “Section GG functional measures,” for inpatient rehabilitation, and other payment system reforms) and the Company’s ability to adapt operations to those changes; competitive pressures in the healthcare industry and the Company’s response thereto; the Company’s ability to obtain and retain favorable arrangements with third-party payors; the Company’s ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in the Company’s ability to recover improperly denied or recouped claims through the administrative appeals process on a timely basis; the Company’s ability to adapt to changes in the healthcare delivery system, including site-neutral value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; a pandemic, epidemic, or other widespread outbreak of an infectious disease or other public health crisis, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; the Company’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on the Company’s labor expenses from potential union activity and staffing shortages; the price of the Company’s common stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; general conditions in the economy and capital markets, including any disruption, instability, or uncertainty related to armed conflict or an act of terrorism, a governmental impasse over approval of the United States federal budget, an increase to the debt ceiling, an international trade war, a sovereign debt crisis, or a widespread outbreak of an infectious disease; the Company’s ability to maintain proper local, state and federal licensing, including compliance with the Medicare conditions of participation and provider enrollment requirements, which is required to participate in the Medicare program; the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; the Company’s ability and willingness to continue to declare and pay dividends on its common stock; changes in the Company’s payor mix or the acuity of its patients affecting reimbursement rates; new or changing quality reporting requirements affecting operational costs or Medicare reimbursement; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements, including the Company’s Form 10‑K for the year ended December 31, 2019.
ITEM 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
99.1	Investor Day Slides of Encompass Health Corporation used in connection with its March 4, 2020 presentation at its investor meeting in New York City.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS HEALTH CORPORATION
By:	/S/ DOUGLAS E. COLTHARP
	Name:	Douglas E. Coltharp
	Title:	Executive Vice President and Chief Financial Officer
Dated: March 4, 2020